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As filed with the Securities and Exchange Commission on December 6, 2001
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TENET HEALTHCARE CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

NEVADA	8062	95-2557091
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

3820 STATE STREET
SANTA BARBARA, CALIFORNIA 93105
(805) 563-7000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

RICHARD B. SILVER
SENIOR VICE PRESIDENT, ASSISTANT
GENERAL COUNSEL AND SECRETARY
TENET HEALTHCARE CORPORATION
3820 STATE STREET
SANTA BARBARA, CALIFORNIA 93105
(805) 563-7000
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

With a copy to:

STEVEN B. STOKDYK
SULLIVAN & CROMWELL
1888 CENTURY PARK EAST, SUITE 2100
LOS ANGELES, CALIFORNIA 90067
(310) 712-6600

   Approximate date of commencement of proposed sale to public: From time to time after the effective date of the registration statement.

   If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /x/

   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

   If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (2)

Debt securities	$2,000,000,000	100%	$2,000,000,000	$478,000

(1)
An indeterminate aggregate principal amount of the securities is being registered as they may from time to time be issued at indeterminate prices, with an aggregate initial offering price not to exceed $2,000,000,000.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

   The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION, DATED DECEMBER 6, 2001

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

$2,000,000,000

Tenet Healthcare Corporation

Debt Securities

    We may offer to sell debt securities from time to time. The total amount of these securities will have an initial aggregate offering price of up to $2,000,000,000; however, we may increase this amount in the future.

    We may offer and sell these securities to or through one or more underwriters, dealers and/or agents on a continuous or delayed basis.

    This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus.

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

            , 2002

TABLE OF CONTENTS

AVAILABLE INFORMATION	iii
INCORPORATION BY REFERENCE	iii
TENET HEALTHCARE CORPORATION	1
RATIO OF EARNINGS TO FIXED CHARGES	1
USE OF PROCEEDS	1
DESCRIPTION OF SECURITIES WE MAY OFFER	2
PLAN OF DISTRIBUTION	9
VALIDITY OF THE SECURITIES	10
EXPERTS	10

ii

AVAILABLE INFORMATION

    We file annual, quarterly and special reports, as well as other information, with the Securities and Exchange Commission, or SEC. Our SEC filings are available to the public over the Internet at the SEC's web site: http://www.sec.gov. The documents we file with the SEC also may be read and copied at the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Reports and other information concerning us also may be inspected and copied at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005, and the Pacific Stock Exchange at 618 South Spring Street, Los Angeles, California 90014 and 301 Pine Street, San Francisco, California 94104.

    We have filed a registration statement on Form S-3 with the SEC relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all of the information in the registration statement. Whenever a reference is made in this prospectus to any of our contracts or other documents, please be aware that such reference is not necessarily complete and that you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC's public reference rooms mentioned above, as well as through the SEC's Internet site.

INCORPORATION BY REFERENCE

    The following documents filed with the SEC are incorporated by reference into this prospectus:

    1.
    our Annual Report on Form 10-K for the fiscal year ended May 31, 2001;

    2.
    our Quarterly Report on Form 10-Q for the fiscal quarter ended August 31, 2001; and

    3.
    our Current Reports on Form 8-K dated August 29, 2001, October 12, 2001, October 26, 2001, October 31, 2001 and November 6, 2001.

    All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, or the Exchange Act, subsequent to the date of this prospectus and prior to the termination of the offering of the securities will be deemed to be incorporated by reference into this prospectus from the date of filing of such documents. Any statement contained herein or incorporated by reference herein will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed incorporated by reference in this prospectus modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed to constitute a part of this prospectus, except as so modified or superseded.

    We will provide without charge to each person to whom this prospectus is delivered, upon oral or written request, a copy of any or all of the documents incorporated herein by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents). Written or telephone requests should be directed to us at the following address or number:

    Tenet Healthcare Corporation
    Attention:  Richard B. Silver, Corporate Secretary
    3820 State Street
    Santa Barbara, California 93105
    (805) 563-7000

iii

TENET HEALTHCARE CORPORATION

    We are the second largest investor-owned health care services company in the United States. At October 15, 2001, our subsidiaries and affiliates owned or operated 113 general hospitals with 28,053 licensed beds and related health care facilities serving urban and rural communities in 17 states. Our general hospitals offer a wide array of medical services and serve as hubs for integrated health care delivery systems. The systems are designed to provide quality medical care throughout a community or area and may include a variety of types of ancillary services. Among the areas in which we operate fully integrated health care delivery systems are Southern California, South Florida, the greater New Orleans area, Philadelphia and St. Louis.

    Our principal executive offices are located at 3820 State Street, Santa Barbara, California 93105, and our telephone number is (805) 563-7000. We and our subsidiaries employ approximately 110,000 people nationwide. We provide central support services to our hospitals from a Dallas-based operations center.

RATIO OF EARNINGS TO FIXED CHARGES

    Our consolidated ratios of earnings to fixed charges for the three-month periods ended August 31, 2001 and August 31, 2000 and for each of the fiscal years in the five-year period ended May 31, 2001 are as follows:

	Three Months Ended August 31,		Year Ended May 31,
	2001	2000	2001	2000	1999	1998	1997
Ratio of earnings to fixed charges(1)	4.2	2.8	3.1	2.0	1.8	2.1	1.0

(1)
The ratio of earnings to fixed charges is calculated by dividing income from continuing operations before income taxes plus fixed charges by fixed charges. Fixed charges consist of interest expense, including amortization of deferred financing costs, and that portion of rental expense deemed to be representative of the interest component of rental expense.

USE OF PROCEEDS

    The net proceeds to us from the sale of the debt securities offered hereby will be used by us as set forth in a prospectus supplement relating to such debt securities. Except as otherwise specified in the prospectus supplement relating to a series of debt securities, the net proceeds from any offering will be used for general corporate purposes, which may include:

  •
  debt reduction under our credit facilities or otherwise;

  •
  possible acquisitions;

  •
  business expansion;

  •
  stock repurchases; and

  •
  other purposes as mentioned in any prospectus supplement.

    Pending such use, we may temporarily invest the net proceeds or apply them to repay short-term debt. The precise amounts and timing of the application of proceeds will depend upon our funding requirements and the availability of other funds.

DESCRIPTION OF SECURITIES WE MAY OFFER

    The following description sets forth general terms that may apply to the debt securities. The particular terms of any securities will be described in the prospectus supplement relating to those securities. The following is a summary of the most important provisions of the indenture under which the securities may be issued and, therefore, is not complete and is qualified in its entirety by reference to the indenture, a copy of which is filed as an exhibit to the registration statement of which this prospectus is a part. Please note that in this section, references to "Tenet," "we," "our" and "us" refer only to Tenet Healthcare Corporation and not its consolidated subsidiaries.

General

    We may issue debt securities from time to time pursuant to an indenture, dated as of November 6, 2001, as supplemented from time to time, between us and The Bank of New York, as trustee. The terms of the securities include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. The securities are subject to all such terms, and you should refer to the indenture and the Trust Indenture Act for a statement thereof.

    The indenture does not limit the aggregate principal amount of securities that may be issued thereunder. We are permitted under the terms of the indenture to issue securities under the indenture constituting one or more separate series.

    The securities will be limited to an aggregate initial offering price of $2,000,000,000. The securities will be issued in fully registered form, in denominations of $1,000 and integral multiples thereof, registered in the name of Cede & Co., a nominee of DTC. See "—Global Securities" below. The paying agent, registrar and transfer agent for the securities will be the corporate trust department of the trustee, The Bank of New York, in New York, New York. Payment of principal will be made at maturity in immediately payable funds against surrender to the trustee.

    The prospectus supplement relating to any particular series of securities being offered will describe the particular amounts, prices and terms of those securities. These terms will include:

  •
  the title and type of securities;

  •
  the total principal amount;

  •
  the offering price;

  •
  the interest rate or rates, the interest payment dates and the regular record dates, if any;

  •
  the maturity date;

  •
  the ranking in right of payment of the securities, whether senior or subordinated;

  •
  any optional redemption provisions;

  •
  any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the securities;

  •
  any changes to or additional events of default or covenants;

  •
  special tax implications of the securities, if applicable; and

  •
  any other specific terms of the securities.

    Debt securities may be issued under the indenture as original issue discount securities to be offered and sold at a substantial discount below their stated principal amount. Special federal income tax, accounting and other considerations, if any, applicable thereto will be described in the prospectus supplement relating thereto. The term original issue discount security means any security that provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity due to the occurrence and continuance of an event of default.

Consolidation, Merger and Sale of Assets

    The indenture provides that we may not consolidate with, or sell, convey or lease all or substantially all of our properties and assets to, or merge with or into, any other person, unless:

  •
  we are the surviving corporation or the successor is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes the due and punctual payment of the principal of and interest on all the securities and the due and punctual performance and observation of our covenants and obligations under the indenture; and

  •
  immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both would become an event of default has occurred and is continuing under the indenture.

Events of Default

    Under the indenture, each of the following constitutes an event of default with respect to the securities of a series:

  •
  failure to pay the principal of or premium, if any, on the securities of that series at maturity or otherwise;

  •
  failure to pay any interest on the securities of that series when due, continued for 30 days;

  •
  failure to perform, or the breach of, any of our covenants or warranties in the indenture or the securities of that series, continued for 90 days after written notice; or

  •
  events of bankruptcy, insolvency or reorganization with respect to us.

    In addition to the events of default set forth above, an event of default will be deemed to have occurred with respect to the securities of a series in the event of a failure to pay at maturity or the acceleration of our indebtedness having an aggregate principal amount in excess of the greater of $25 million or 5% of our consolidated net tangible assets under the terms of the instrument under which that indebtedness is issued or secured if that indebtedness is not discharged or the acceleration is not annulled within 10 days after written notice.

    If any event of default with respect to the securities of a series occurs and is continuing, either the trustee or the holders of at least 25% in principal amount of the securities of that series then outstanding, by written notice to us and to the trustee, may declare the principal amount of the securities of that series to be due and payable immediately. Notwithstanding the foregoing, in the case of an event of default arising from certain events of bankruptcy, insolvency or reorganization, all outstanding securities will automatically and without any action by the trustee or any holder become immediately due and payable. After any such acceleration, but before a judgment or decree based on such acceleration, the holders of a majority in aggregate principal amount of the securities of that series then outstanding may, under certain circumstances, rescind and annul such acceleration with respect to that series if all events of default, other than the non-payment of accelerated principal of or interest on the securities, have been cured or waived as provided in the indenture.

    Subject to the provisions of the indenture relating to the duties of the trustee, in case an event of default occurs and is continuing, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless such holders have offered to the trustee reasonable indemnity. Subject to such provisions for the indemnification of the trustee, the holders of a majority in aggregate principal amount of the securities of any series then outstanding will have the right to direct the time, method and place of conducting any proceedings for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the securities of that series.

    No holder of a security will have any right to institute any proceeding with respect to the indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless:

  •
  such holder has previously given the trustee written notice of a continuing event of default with respect to the securities;

  •
  the holders of at least 25% in aggregate principal amount of the securities of that series then outstanding have made written request, and such holder or holders have offered reasonable indemnity, to the trustee to institute such proceedings as trustee; and

  •
  the trustee has failed to institute such proceeding and the trustee has not received from the holders of a majority in aggregate principal amount of the securities of that series then outstanding a direction inconsistent with such request within 60 days after such notice, request and offer.

    Such limitations, however, do not apply to a suit instituted by a holder of a security for the enforcement of payment of the principal of or interest on such security on or after its due date.

Defeasance and Covenant Defeasance

    Defeasance and Discharge.  The indenture provides that the terms of any series of securities may provide us with the option to be discharged from all our obligations with respect to the securities of that series (except for certain obligations to exchange or register the transfer of securities, to replace stolen, lost or mutilated securities, to maintain paying agencies and to hold moneys for payment in trust), subject to the conditions precedent below.

    Defeasance of Certain Covenants.  The indenture provides that the terms of any series of securities may provide us with the option to omit to comply with certain restrictive covenants, including those described under "—Consolidation, Merger and Sale of Assets" above or described in the applicable prospectus supplement, and the occurrence of certain events of default will be deemed not to be or result in an event of default, in each case with respect to such securities, subject to the conditions precedent below.

    In each case, the defeasance provision will be subject to our depositing in trust for the benefit of the holders of the securities of a series to be defeased money or U.S. government obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such securities on the stated maturity in accordance with the terms of the indenture and such securities. We will also be required, among other things, to deliver to the trustee an opinion of counsel to the effect that holders of such securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge were not to occur.

    In the event we exercised this option with respect to any securities and such securities were declared due and payable because of the occurrence of any event of default, the amount of money and U.S. government obligations so deposited in trust would be sufficient to pay amounts due on such securities at the time of their respective stated maturities but may not be sufficient to pay amounts due on such securities upon any acceleration resulting from such event of default. In such case, we would remain liable for such payments.

Amendment, Supplement and Waiver

    Except as provided in the next two succeeding paragraphs, the indenture or the securities of any series may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the securities of that series then outstanding (including consents obtained in connection with a tender offer or exchange offer for such securities), and any existing default or compliance with certain restrictive provisions of the indenture may be waived with the consent of the holders of a majority in principal amount of the then outstanding securities of that series (including consents obtained in connection with a tender offer or exchange offer for such securities).

    Without the consent of each holder affected, an amendment or waiver may not (with respect to any securities held by a non-consenting holder):

  •
  reduce the principal or change the fixed maturity of any security;

  •
  reduce the rate or change the time for payment of interest on any security;

  •
  waive a default or event of default in the payment of principal of or premium, if any, or interest on the securities (except a rescission of acceleration of the applicable securities by the holders of at least a majority in aggregate principal amount thereof and a waiver of the payment default that resulted from such acceleration);

  •
  change the place of payment of any security or make any security payable in money other than that stated in the security;

  •
  impair the right to institute suit for the enforcement of any payment on or with respect to any security;

  •
  make any change in the provisions of the indenture relating to waivers of past defaults or the rights of holders of the securities of that series to receive payments of principal of or premium, if any, or interest on such securities;

  •
  reduce the principal amount of the securities of that series whose holders must consent to an amendment, supplement or waiver; or

  •
  make any change in the foregoing amendment and waiver provisions, except to increase the required percentage or to provide that other provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding security.

    Notwithstanding the foregoing, without the consent of any holder of securities, we, together with the trustee, may amend or supplement the indenture to:

  •
  cure any ambiguity, defect or inconsistency, provided that such action does not adversely affect the holders in any material respect;

  •
  provide for uncertificated securities in addition to or in place of certificated securities;

  •
  evidence the assumption of our obligations to holders of securities in the case of a merger, consolidation or sale of assets pursuant to the covenant described under the caption "—Consolidation, Merger and Sale of Assets";

  •
  add covenants for the benefit of the holders of the securities of any series or to surrender any right or power conferred upon us;

  •
  make any change that does not adversely affect the legal rights under the indenture of any such holder in any material respect;

  •
  add any additional events of default for the benefit of the holders of the securities of any series;

  •
  secure the securities of any securities;

  •
  establish the form or terms of other series of debt securities as permitted under the indenture;

  •
  comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act; or

  •
  appoint a successor trustee.

    Securities of any one series need not have been issued at the same time and, unless otherwise provided, a series of securities may be reopened without the consent of the holders, for issuances of additional securities of such series.

    Except in certain limited circumstances, we will be entitled to set any day as a record date for the purpose of determining the holders of securities of a series entitled to give or take any direction, notice, consent, waiver or other action or to vote on any action under the indenture, in the manner and subject to the limitations provided in the indenture. In certain limited circumstances, the trustee will be entitled to set a record date for action by holders. If a record date is set for any action to be taken by holders, such action may be taken only by persons who are holders of outstanding securities on the record date. To be effective, the action must be taken by holders of the requisite principal amount of securities of a series within a specified period following the record date. For any particular record date, this period will be 180 days or such shorter period as may be specified by us (or the trustee, if it set the record date), and may be shortened or lengthened from time to time, but not beyond 180 days.

The Trustee

    The Bank of New York is the trustee under the indenture. The corporate trust office of the trustee is located in New York, New York.

    We maintain banking and borrowing relations with The Bank of New York, including our credit facilities, under which The Bank of New York is a documentation agent and a lending bank. The Bank of New York also serves as escrow agent under an escrow agreement to which we are party. In addition, The Bank of New York is the trustee under other indentures pursuant to which we have issued debt. Pursuant to the Trust Indenture Act, should a default occur with respect to the securities of any series, the trustee would be required to eliminate any conflicting interest as defined in the Trust Indenture Act or resign as trustee with respect to the securities of that series within 90 days of such default unless such default were cured, duly waived or otherwise eliminated.

    The trustee may resign at any time or may be removed by us. If the trustee resigns, is removed or becomes incapable of acting as trustee or if a vacancy occurs in the office of the trustee for any cause, a successor trustee shall be appointed in accordance with the provisions of the indenture. The indenture provides that in case an event of default occurs (and is not cured), the trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of his or her own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of securities, unless such holder has offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

Global Securities

    Any particular securities will be issued in the form of registered securities in book-entry form, referred to as global securities. The securities will be represented by global securities in fully registered form without coupons. Each such global security will be registered in the name of a nominee of DTC, as depositary, and will be deposited with DTC or a nominee thereof or custodian therefor. Interest in each such global security will not be exchangeable for certificated securities in definitive, fully registered form, except in the limited circumstances described below. We will be entitled, along with the trustee and any other agent, to treat DTC or its nominee, as the case may be, as the sole owner and holder of the global securities for all purposes.

    So long as DTC or its nominee or a common depositary is the registered holder of a global security, DTC or such nominee or common depositary, as the case may be, will be considered the sole owner and holder of such global security, and of the securities represented thereby, for all purposes under the indenture and the securities, and the beneficial owners of securities will be entitled only to those rights and benefits afforded to them in accordance with DTC's regular operating procedures. Upon specified written instructions of a DTC participant, DTC will have its nominee assist its participants in the exercise of certain holders' rights, such as a demand for acceleration or an instruction to the trustee. Except as provided below, owners of beneficial interests in a global security will not be entitled to have securities represented by a global security registered in their names, will not receive or be entitled to receive physical delivery of securities in certificated form and will not be considered the registered holders thereof under the indenture.

    Ownership of beneficial interests in a global security will be limited to DTC participants or persons who hold interests through DTC participants. Upon the issuance of a global security, DTC or its custodian will credit on its internal system the respective principal amount of the individual beneficial interest represented by such global security to the accounts of its participants. Such accounts initially will be designated by or on behalf of the initial purchasers. Ownership of beneficial interests in a global security will be shown on, and the transfer of those ownership interests will be effected through, records maintained by DTC or its nominee (with respect to interests of participants) or by any such participant (with respect to interests of persons held by such participants on their behalf). Payments, transfers, exchanges and other matters relating to beneficial interests in a global security may be subject to various policies and procedures adopted by DTC from time to time. Neither we, the trustee, nor any of our agents nor the trustee's agents will have any responsibility or liability for any aspect of DTC's or any DTC participant's records relating to, or for payments made on account of, beneficial interest in any global security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

    DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds certificates that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for the physical movement of securities certificates. Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

    Interests in a global security will be exchanged for securities in certificated form if:

  •
  DTC notifies us that it is unwilling or unable to continue as a depositary for such global security or has ceased to be qualified to act as such or if at any time such depositary ceases to be a clearing agency registered under the Exchange Act, and we have not appointed a successor depositary within 90 days;

  •
  an event of default under the indenture with respect to the securities of a series has occurred and is continuing; or

  •
  we, in our sole discretion, determine at any time that the securities of a series will no longer be represented by a global security.

    Upon the occurrence of such an event, owners of beneficial interests in such global security will receive physical delivery of securities in certificated form. All certificated securities issued in exchange for an interest in a global security or any portion thereof will be registered in such names as DTC directs. Such securities will be issued in minimum denominations of $1,000 and integral multiples thereof and will be in registered form only, without coupons.

    No beneficial owner of an interest in a global security will be able to transfer that interest except in accordance with DTC's applicable procedures, in addition to those under the indenture and the securities.

    Investors may hold their interest in a global security directly through DTC if they are participants or indirectly through organizations that are DTC participants. Accordingly, although owners who hold securities through DTC participants will not possess securities in definitive form, the participants provide a mechanism by which holders of securities will receive payments and will be able to transfer their interests.

    Settlement for the securities will be made by the initial purchasers in immediately available funds. We will make all payments of principal and interest on the securities in immediately available funds so long as the securities are maintained in the form of global securities.

Governing Law

    The indenture and the securities representing each series will provide that they shall be governed by, and interpreted in accordance with, the internal laws of the State of New York.

PLAN OF DISTRIBUTION

    We may sell the securities to or through one or more underwriters or dealers and also may sell the securities to other investors directly or through agents.

    The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to those prevailing market prices or at negotiated prices.

    In connection with the sale of the securities, underwriters may receive compensation from us or from purchasers of the securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters as that term is defined under the Securities Act of 1933, or the Securities Act, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. Any underwriter or agent will be identified, and any compensation received from us will be described, in the applicable prospectus supplement.

    Under agreements that we may enter into, underwriters and agents who participate in the distribution of the securities may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act.

    The underwriters, dealers and agents, as well as their associates, may be customers of or lenders to, and may engage in transactions with and perform services for, us and our subsidiaries in the ordinary course of business.

    Each series of securities will be a new issue, and there will be no established trading market for any debt security prior to its original issue date. We may not list any particular series of securities on a securities exchange or quotation system. Any underwriters to whom we sell securities for public offering may make a market in those debt securities. However, none of the underwriters that make a market are obligated to do so and any of them may stop doing so at any time without notice. No assurance can be given as to the liquidity or trading market for any of the securities.

    Unless otherwise indicated in the applicable prospectus supplement, the purchase price of the securities will be required to be paid in immediately available funds in New York City.

VALIDITY OF THE SECURITIES

    The validity of the securities offered by this prospectus has been passed upon for us by Sullivan & Cromwell, Los Angeles, California, and, with respect to matters of Nevada law, by Woodburn and Wedge, Reno, Nevada. The opinions of Sullivan & Cromwell and Woodburn and Wedge were based on certain assumptions about future actions required to be taken by us and the trustee in connection with the issuance and sale of each security, about the specific terms of each security and about other matters that may affect the validity of the securities but which could not be ascertained on the date of such opinions.

    In connection with particular offerings of the securities in the future, the validity of those securities may be passed upon for us by Sullivan & Cromwell, Christi R. Sulzbach, Esq., our Executive Vice President and General Counsel, or such other attorney as may be specified in a prospectus supplement. Any underwriters will be advised about issues relating to any offering by their own legal counsel.

    As of August 31, 2001, Ms. Sulzbach owned 7,998 shares of our common stock and had outstanding options to purchase 205,001 shares of our common stock pursuant to our benefit plans.

EXPERTS

    Our consolidated financial statements and the related financial statement schedule as of May 31, 2000 and 2001, and for each of the years in the three-year period ended May 31, 2001, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The reports of KPMG LLP refer to a change in the method of accounting for start-up costs in fiscal 2000.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

    The following is a statement of the expenses (all of which are estimated other than the SEC registration fee) to be incurred by the registrant in connection with the distribution of the securities registered under this registration statement:

Amount
SEC registration fee	$478,000
Legal fees and expenses	300,000
Fees and expenses of qualification under state securities laws (including legal fees)	10,000
Accounting fees and expenses	30,000
Printing fees	100,000
Rating agency fees	50,000
Trustee's fees and expenses	30,000
Miscellaneous	50,000

Total	$1,048,000

Item 15.  Indemnification of Directors and Officers.

    Section 78.751 of the Nevada Revised Statutes Annotated ("Nevada RSA") provides generally, and in pertinent part, that a Nevada corporation may indemnify its directors and officers against expenses, judgments, fines, and settlements actually and reasonably incurred by them in connection with any civil suit or action, except actions by or in the right of the corporation, or any administrative or investigative proceeding if, in connection with the matters in issue, they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and in connection with any criminal suit or proceeding, if in connection with the matters in issue, they had no reasonable cause to believe their conduct was unlawful. Section 78.751 of the Nevada RSA further provides that, in connection with the defense or settlement of any action by or in the right of a Nevada corporation, a Nevada corporation may indemnify its directors and officers against expenses actually and reasonably incurred by them if, in connection with the matters in issue, they acted in good faith, in a manner they reasonably believed to be in, or not opposed to, the best interest of the corporation. Section 78.751 of the Nevada RSA further permits a Nevada corporation to grant its directors and officers additional rights of indemnification through by-law provisions and otherwise.

    Article X of the registrant's Restated By-Laws, as amended, provides that it will indemnify its directors and officers to the fullest extent permitted by Nevada law. Its Restated By-Laws also permit it to enter into agreements with any director or officer indemnifying them against certain liabilities incurred by them in the performance of their duties, including liabilities under the Securities Act.

    Section 78.037 of the Nevada RSA provides that the articles of incorporation of a Nevada corporation may contain a provision eliminating or limiting the personal liability of a director or officer to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director provided that such provisions shall not eliminate or limit the liability of a director or officer (1) for acts or omissions which involve intentional misconduct or a knowing violation of law, or (2) under Section 78.300 of the Nevada RSA (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock). Article X of the Articles contains a provision eliminating the liability of directors and officers to the extent permitted under Section 78.037 of the Nevada RSA.

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Item 16.  Exhibits.

    See Exhibit Index on page II-6.

Item 17.  Undertakings.

    (a) The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment thereby is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

    (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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    (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

    Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Santa Barbara, state of California on December 6, 2001.

TENET HEALTHCARE CORPORATION
By:	/s/ RICHARD B. SILVER
	Name:	Richard B. Silver
	Title:	Senior Vice President, Secretary and Assistant General Counsel

POWERS OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Jeffrey C. Barbakow, David L. Dennis, Raymond L. Mathiasen and Christi R. Sulzbach, acting alone, his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign and file any and all amendments (including post-effective amendments) to this registration statement or any subsequent registration statements pursuant to Rule 462 (including any amendment thereto), with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on December 6, 2001.

SIGNATURE	TITLE

/s/ JEFFREY C. BARBAKOW Jeffrey C. Barbakow	Chairman, Chief Executive Officer and Director
/s/ DAVID L. DENNIS David L. Dennis	Vice Chairman, Chief Corporate Officer and Chief Financial Officer
/s/ RAYMOND L. MATHIASEN Raymond L. Mathiasen	Executive Vice President and Chief Accounting Officer
/s/ LAWRENCE BIONDI, S.J. Lawrence Biondi, S.J.	Director
/s/ BERNICE B. BRATTER Bernice B. Bratter	Director

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/s/ SANFORD CLOUD, JR. Sanford Cloud, Jr.	Director
/s/ MAURICE J. DEWALD Maurice J. DeWald	Director
/s/ MICHAEL H. FOCHT, SR. Michael H. Focht, Sr.	Director
/s/ VAN B. HONEYCUTT Van B. Honeycutt	Director
/s/ J. ROBERT KERREY J. Robert Kerrey	Director
/s/ LESTER B. KORN Lester B. Korn	Director
/s/ FLOYD D. LOOP, M.D. Floyd D. Loop, M.D.	Director

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EXHIBIT INDEX

1.1*	Form of Underwriting Agreement.
4.1
Indenture, dated as of November 6, 2001, between the registrant and The Bank of New York, as Trustee (incorporated by reference to Exhibit 4.1 to the registrant's Current Report on Form 8-K dated November 6, 2001).
5.1*	Opinion of Woodburn and Wedge.
5.2*	Opinion of Sullivan & Cromwell.
12.1	Computation of ratio of earnings to fixed charges for the registrant (incorporated by reference to Exhibit 12.1 to the registrant's Registration Statement on Form S-4 dated November 29, 2001).
23.1*	Consent of KPMG LLP.
23.2*	Consent of Woodburn and Wedge (included in Exhibit 5.1).
23.3*	Consent of Sullivan & Cromwell (included in Exhibit 5.2).
24.1*	Powers of Attorney (included on signature page of the registration statement).
25.1*	Statement of Eligibility on Form T-1 of The Bank of New York.

*
Filed herewith.

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QuickLinks

FORM S–4
TABLE OF CONTENTS
AVAILABLE INFORMATION
INCORPORATION BY REFERENCE
TENET HEALTHCARE CORPORATION
RATIO OF EARNINGS TO FIXED CHARGES
USE OF PROCEEDS
DESCRIPTION OF SECURITIES WE MAY OFFER
  General
  Consolidation, Merger and Sale of Assets
  Events of Default
  Defeasance and Covenant Defeasance
  Amendment, Supplement and Waiver
  The Trustee
  Global Securities
  Governing Law
PLAN OF DISTRIBUTION
VALIDITY OF THE SECURITIES
EXPERTS
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 14. Other Expenses of Issuance and Distribution.
  Item 15. Indemnification of Directors and Officers.
  Item 16. Exhibits.
  Item 17. Undertakings.
SIGNATURES
POWERS OF ATTORNEY
EXHIBIT INDEX